Exhibit 99.1

Airspan Networks Holdings Inc. Reports 2022 Results

BOCA RATON, Fla.--(BUSINESS WIRE)-- Airspan Networks Holdings Inc. (NYSE American: MIMO), which provides ground-breaking, disruptive software and hardware for 5G networks, and a pioneer in end-to-end Open RAN solutions, today announced results for the full year and fourth quarter ended December 31, 2022.

Key Fourth Quarter Financial Highlights

●	Revenue of $41.7 million, increased 1% sequentially from third quarter 2022, and decreased 17% year-over-year

●	Gross margin of 46.1% was up from 39.8% in the third quarter 2022 and up from 41.1% in fourth quarter 2021

●	Total operating expenses of $27.0 million compared to $33.1 million in third quarter 2022, and $37.5 million for fourth quarter 2021

●	Net loss of $11.3 million, compared to a net loss of $23.3 million in third quarter 2022, and a net loss of $19.6 million for fourth quarter 2021

●	Adjusted EBITDA (non-GAAP measure) was a loss of $5.0 million compared to a loss of $10.0 million in third quarter 2022 and a loss of $8.0 million in fourth quarter 2021

●	Loss per share was 15 cents, compared to loss per share of 32 cents in third quarter 2022 and a loss per share of 27 cents in fourth quarter 2021

Key 2022 Financial Highlights

●	Revenue of $167.3 million decreased 6% year-over-year

●	Gross margin of 39.7% was down from 44.0% in 2021

●	Total operating expenses of $134.4 million compared to $139.3 million in 2021

●	Net loss of $85.4 million, compared to a net loss of $70.5 million for 2021

●	Adjusted EBITDA (non-GAAP measure) was a loss of $45.2 million compared to a loss of $29.1 million in 2021

●	Loss per share was $1.17 compared to a loss per share of $1.09 in 2021

Improved Operating Margins and Expense Control Drive Continued Adjusted EBITDA Improvement

●	Adjusted EBITDA improved from a loss of $18.0 million in Q122 to a loss of $5.0 million in Q422 as a result of higher gross margins due to product mix and lower operating expenses recorded as a result of the reductions in headcount.

About Airspan

Airspan Networks Holdings Inc. (NYSE American: MIMO) is a U.S.-based provider of groundbreaking, disruptive software and hardware for 5G networks, and a pioneer in end-to-end Open RAN solutions that provide interoperability with other vendors. As a result of innovative technology and significant R&D investments to build and expand 5G solutions, Airspan believes it is well-positioned with 5G indoor and outdoor, Open RAN, private networks for enterprise customers and industrial use applications, fixed wireless access (FWA), and CBRS solutions to help mobile network operators of all sizes deploy their networks of the future, today. With over one million cells shipped to 1,000 customers in more than 100 countries, Airspan has global scale. For more information, visit www.airspan.com.

Airspan Press Contact:

Media Contact:
mediarelations@airspan.com

Investor Relations Contact:
Brett Scheiner
+1 561-893-8660
IR@airspan.com

Source: Airspan Networks Holdings Inc.

Non-GAAP Measures

This news release references non-GAAP measures. Non-GAAP measures do not have a standardized meaning and are, therefore, unlikely to be comparable to similar measures presented by other companies. The presentation of this financial information, which is not prepared under any comprehensive set of accounting rules or principles, is not intended to be considered in isolation of, or as a substitute for, the financial information prepared and presented in accordance with US generally accepted accounting principles. Non-GAAP financial measures referred to in this report are labeled as “non-GAAP measure.”

AIRSPAN NETWORKS HOLDINGS INC.

UNAUDITED CONDENSED consolidated BALANCE SHEETS

(in thousands, except for share data)

	December 31,
	2022	2021
ASSETS
Current assets:
Cash and cash equivalents	$7,253	$62,937
Restricted cash	34	185
Accounts receivable, net of allowance of $647 and $309 at December 31, 2022 and 2021, respectively	46,565	57,980
Inventory	18,556	17,217
Prepaid expenses and other current assets	17,289	18,833
Total current assets	89,697	157,152
Property, plant and equipment, net	7,351	7,741
Goodwill	13,641	13,641
Intangible assets, net	5,302	6,438
Right-of-use assets, net	5,697	6,585
Other non-current assets	3,407	3,942
Total assets	$125,095	$195,499

LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current liabilities:
Accounts payable	$26,173	$29,709
Accrued expenses and other current liabilities	32,243	26,967
Deferred revenue	2,892	2,902
Senior term loan, current portion	40,529	3,187
Subordinated debt	11,119	10,577
Subordinated term loan - related party	41,528	-
Convertible debt	43,928	-
Current portion of long-term debt	259	275
Total current liabilities	198,671	73,617
Subordinated term loan - related party	-	37,991
Senior term loan	-	37,876
Convertible debt	-	41,343
Other long-term liabilities	7,223	20,924
Total liabilities	205,894	211,751

Commitments and contingencies (Note 15)

Stockholders’ deficit:
Common stock, $0.0001 par value; 250,000,000 shares authorized; 74,283,026 and 72,335,952 shares issued and outstanding at December 31, 2022 and 2021, respectively	7	7
Additional paid-in capital	770,427	749,592
Accumulated deficit	(851,233)	(765,851)
Total stockholders’ deficit	(80,799)	(16,252)
Total liabilities and stockholders’ deficit	$125,095	$195,499

AIRSPAN NETWORKS HOLDINGS INC.

 UNAUDITED CONDENSED consolidated STATEMENTS OF OPERATIONS

(in thousands, except for share data)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2022	2021	2022	2021

Revenues:
Products and software licenses	$34,934	$44,685	$148,922	$151,172
Maintenance, warranty and services	6,722	5,692	18,337	26,111
Total revenues	41,656	50,377	167,259	177,283

Cost of revenues:
Products and software licenses	20,588	28,837	95,335	95,442
Maintenance, warranty and services	1,861	849	5,484	3,870
Total cost of revenues	22,449	29,686	100,819	99,312
Gross profit	19,207	20,691	66,440	77,971

Operating expenses:
Research and development	13,133	15,923	61,377	63,350
Sales and marketing	5,028	8,682	30,587	33,839
General and administrative	8,179	12,631	40,070	40,878
Amortization of intangibles	284	294	1,136	1,191
Restructuring costs	335	-	1,279	-
Total operating expenses	26,959	37,530	134,449	139,258

Loss from operations	(7,752)	(16,839)	(68,009)	(61,287)

Interest expense, net	(7,323)	(4,233)	(20,394)	(12,813)
Change in fair value of warrant liability and derivatives, net	4,069	895	7,085	4,116
Gain on extinguishment of debt	—	—	—	2,096
Other (expense) income, net	(452)	(743)	(4,261)	(3,328)

Loss before income taxes	(11,458)	(20,920)	(85,579)	(71,216)

Income tax (expense) benefit, net	145	1,314	197	690

Net loss	$(11,313)	$(19,606)	$(85,382)	$(70,526)

Loss per share - basic and diluted	$(0.15)	$(0.27)	$(1.17)	$(1.09)
Weighted average shares outstanding - basic and diluted	74,108,665	72,183,563	72,782,773	64,509,718

AIRSPAN NETWORKS HOLDINGS INC.

UNAUDITED CONDENSED consolidated STATEMENTS OF CASH FLOWS

(in thousands, except for share data)

	Year Ended December 31,
	2022	2021
Cash flows from operating activities:
Net loss	$(85,382)	$(70,526)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	4,622	4,294
Foreign exchange gain on long-term debt	(16)	(14)
Gain on extinguishment of debt	-	(2,096)
Change in fair value of warrants and derivatives	(7,085)	(7,940)
Non-cash debt waiver and amendment fees	3,321	-
Share-based compensation expense	21,130	10,577
Loss on disposal of property, plant and equipment	-	22
Bad debt expense	638	289
Total adjustments	22,610	5,132

Changes in operating assets and liabilities:
Decrease (increase) in accounts receivable	10,777	12,352
(Increase) decrease in inventory	(1,339)	(5,198)
Decrease in prepaid expenses and other current assets	1,544	(6,547)
Increase in other operating assets	535	(105)
(Decrease) increase in accounts payable	(3,536)	(10,790)
Increase in deferred revenue	(10)	(4,619)
Increase in accrued expenses and other current liabilities	2,418	4,429
Increase in other long-term liabilities	(5,728)	616
Increase in accrued interest on long-term debt	10,947	8,571
Net cash used in operating activities	(47,164)	(66,685)

Cash flows from investing activities:
Purchase of property, plant and equipment	(3,096)	(6,033)
Net cash used in investing activities	(3,096)	(6,033)

Cash flows from financing activities:
Repayments under senior term loan	(5,280)	-
Payment for taxes withheld on stock awards	(295)	-
Proceeds from the Business Combination, issuance of convertible debt and PIPE financing, net of issuance costs paid	-	115,501
Proceeds from the exercise of stock options	-	1,074
Proceeds from the sale of Series H stock, net	-	505
Proceeds from the issuance of Series H warrants	-	142
Net cash (used in) provided by financing activities	(5,575)	117,222

Net (decrease) increase in cash, cash equivalents and restricted cash	(55,835)	44,504

Cash, cash equivalents and restricted cash, beginning of year	63,122	18,618

Cash, cash equivalents and restricted cash, end of year	$7,287	$63,122

The following tables present the reconciliation of net loss, the most directly comparable GAAP measure, to Adjusted EBITDA:

	Three Months Ended
($ in thousands)	December 31, 2022	September 30, 2022
Net loss	$(11,313)	$(23,314)

Adjusted for:
Interest expense, net	7,323	4,296
Income tax (benefit) expense, net	(145)	163
Depreciation and amortization	1,174	1,173
EBITDA	(2,961)	(17,682)
Share-based compensation expense	1,731	5,863
Change in fair value of warrant liability and derivatives	(4,069)	920)
Restructuring costs	335	944
Adjusted EBITDA	$(4,964)	$(9,955)

	Three Months Ended December 31,
($ in thousands)	2022	2021
Net loss	$(11,313)	$(19,606)

Adjusted for:
Interest expense, net	7,323	4,233
Income tax (benefit) expense, net	(145	(1,314)
Depreciation and amortization	1,174	1,177
EBITDA	(2,961)	(15,510)
Share-based compensation expense	1,731	8,427
Change in fair value of warrant liability and derivatives	(4,069)	(895)
Restructuring costs	335	-
Adjusted EBITDA	$(4,964)	$(7,978)

	Twelve Months Ended December 31,
($ in thousands)	2022	2021
Net loss	$(85,382)	$(70,526)

Adjusted for:
Interest expense, net	20,394	12,813
Income tax (benefit) expense, net	(197)	(690)
Depreciation and amortization	4,622	4,294
EBITDA	(60,563)	(54,109)
Share-based compensation expense	21,130	10,577
Change in fair value of warrant liability and derivatives	(7,085)	(7,940)
Restructuring costs	1,279	-
Transaction costs allocated to the warrants	-	3,824
Management Incentive Plan expense related to Business Combination	-	18,513
Adjusted EBITDA	$(45,239)	$(29,135)